UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2016

HENNESSY ADVISORS, INC.

(Exact name of registrant as specified in its charter)

California	001-36423	68-0176227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7250 Redwood Blvd., Suite 200 Novato, California	94945
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number including area code: (415) 899-1555

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 19, 2016, Hennessy Advisors, Inc. (“Hennessy Advisors”) entered into a First Amendment to Term Loan Agreement (the “Amendment”) among Hennessy Advisors, U.S. Bank National Association, as administrative agent (in such capacity, “Agent”) and as a lender, and California Bank & Trust, as a lender, which amended the Term Loan Agreement, dated as of September 17, 2015, among Hennessy Advisors, U.S. Bank National Association, as Agent and as a lender, and California Bank & Trust, as syndication agent and as a lender (the “Loan Agreement”).

The Amendment provided the Agent’s authorization for Hennessy Advisors to consummate the acquisition described in Item 2.01 below. In addition, the Amendment revised one of the financial covenants in the Loan Agreement. The amended financial covenant requires the maintenance of a consolidated debt to consolidated earnings before interest, taxes, depreciation and amortization (excluding, among other things, certain non-cash gains and losses) (“EBITDA”) ratio of not more than (a) 2.50 to 1.00, measured as of the last day of each fiscal quarter ending on or prior to September 30, 2016, (b) 2.00 to 1.00, measured as of the last day of each fiscal quarter ending on or after December 31, 2016, but on or prior to March 31, 2017, (c) 1.75 to 1.00, measured as of the last day of each fiscal quarter ending on or after June 30, 2017, but on or prior to March 31, 2018, and (d) 1.50 to 1.00, measured as of the last day of each fiscal quarter ending on or after June 30, 2018. For the purposes of the consolidated debt to consolidated EBITDA ratio, consolidated EBITDA for the two consecutive fiscal quarter period of Hennessy Advisors ending on such day will be multiplied by two.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment filed herewith as Exhibit 99.1 and incorporated herein by reference. A complete copy of the Loan Agreement is incorporated by reference herein from Exhibit 4.1 to Hennessy Advisors’ Current Report on Form 8-K filed with the Securities and Exchange Commission on September 23, 2015.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On September 23, 2016, Hennessy Advisors completed its acquisition (the “Acquisition”) of certain assets of Westport Advisers, LLC (“Westport”) that relate to the management of the Westport Fund and the Westport Select Cap Fund (the “Westport Funds”). The Acquisition was consummated in accordance with the terms and conditions of the previously announced Transaction Agreement (the “Transaction Agreement”), dated as of May 2, 2016, between Hennessy Advisors and Westport.

At the closing of the Acquisition, Hennessy Advisors paid a total of $11.3 million in cash. The payment was based on the aggregate average assets under management for the Westport Funds as measured at the close of business on the effective date of the Transaction Agreement and on each of the two trading days immediately preceding the Transaction Agreement.

A description of the principal terms of the Transaction Agreement and the Acquisition is incorporated by reference herein from Exhibit 2.1 to Hennessy Advisors’ Current Report on Form 8-K filed with the Securities and Exchange Commission on May 3, 2016.

2

Item 9.01.	Financial Statements and Exhibits.

Exhibit	Description

99.1	First Amendment to Term Loan Agreement among Hennessy Advisors, Inc. U.S. Bank National Association, and California Bank & Trust, dated September 19, 2016.*

99.2	Press release.

*	The schedule to the First Amendment to Term Loan Agreement is not being filed herewith. Hennessy Advisors, Inc. agrees to furnish supplementally a copy of any such schedule to the Securities and Exchange Commission upon request.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HENNESSY ADVISORS, INC.

September 23, 2016	By:	/s/ Neil J. Hennessy
Neil J. Hennessy
President and CEO

4

HENNESSY ADVISORS, INC.

Exhibit Index to Current Report on Form 8-K dated September 19, 2016

Exhibit	Description

99.1	First Amendment to Term Loan Agreement among Hennessy Advisors, Inc. U.S. Bank National Association, and California Bank & Trust, dated September 19, 2016.*

99.2	Press release.

*	The schedule to the First Amendment to Term Loan Agreement is not being filed herewith. Hennessy Advisors, Inc. agrees to furnish supplementally a copy of any such schedule to the Securities and Exchange Commission upon request.

5